UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2014

Karyopharm Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36167	26-3931704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Wells Avenue, 2nd Floor Newton, MA	02459
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 658-0600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2014, Karyopharm Therapeutics Inc. (the “Company”) appointed Justin Renz as Executive Vice President and Chief Financial Officer, with an effective starting date of August 18, 2014.

Prior to joining the Company, Mr. Renz, 42, served as Executive Vice President, Chief Financial Officer & Treasurer of Zalicus Inc. (formerly CombinatoRx, Inc.) from March 2012 to July 2014, as Senior Vice President, Chief Financial Officer & Treasurer from July 2009 to February 2012 and as Vice President, Finance & Treasurer from September 2006 to June 2009.  From August 2005 to September 2006, Mr. Renz was Director, Accounting and Financial Operations at EMD Serono, Inc., a publicly-traded biopharmaceutical company. From 2002 to 2005, he was Senior Director, Global Accounting and Finance at Coley Pharmaceutical Group, a publicly-traded biopharmaceutical company acquired by Pfizer Inc. in 2007, and has also held financial and accounting positions at ArQule, Inc., Millipore Corporation and Arthur Andersen LLP. Mr. Renz is a certified public accountant and holds a B.A. in Economics/Accounting from the College of the Holy Cross, a Masters in the Science of Taxation from Northeastern University and an M.B.A. from Suffolk University.

There are no family relationships between Mr. Renz and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”). Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Renz had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

In connection with his employment with the Company, pursuant to the terms of an offer letter (the “Offer Letter”) dated July 7, 2014, Mr. Renz will receive an annual base salary of $345,000. Mr. Renz is also eligible for an annual bonus (commencing with a pro-rated bonus for 2014) that targets thirty-five percent (35%) of his annualized base salary based upon achievement of certain performance goals and corporate milestones established by the Company.  Achievement of goals will be determined in the sole discretion of the Board of Directors of the Company (the “Board”) or a Compensation Committee of the Board.  Subject to approval of the Board or a Compensation Committee of the Board, the Company will grant Mr. Renz an incentive stock option for the purchase of 245,000 shares of the Company’s Common Stock, $.0001 par value per share (the “Common Stock”) at a purchase price per share equal to the closing price per share of the Company’s Common Stock on the NASDAQ Global Select Market on the date of Board or Compensation Committee approval.  In the event that he is terminated without Cause (as defined in the Offer Letter) or resigns for Good Reason (as defined in the Offer Letter) prior to a Change in Control (as defined in the Offer Letter), Mr. Renz will be entitled to severance in the form of salary continuation for at least six months at his then-current base salary.  In the event that he is terminated without Cause or resigns for Good Reason within one year following a Change in Control, Mr. Renz will be entitled to severance in the form of salary continuation for at least nine months at his then-current base salary. Mr. Renz will also be eligible for all other compensation and benefit plans available to the Company’s executive officers.

The foregoing summary of the Offer Letter is qualified in its entirety by the full text of the Offer Letter, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

On August 7, 2014, Paul Brannelly stepped down as Senior Vice President, Finance and Administration and Treasurer, effective August 7, 2014.

On August 7, 2014, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mr. Brannelly, pursuant to which Mr. Brannelly will provide certain advisory and other consulting services to the Company until November 1, 2014 (or such earlier date upon which the Consulting Agreement terminates in accordance with its terms). Mr. Brannelly will devote at least 15 hours per week to such services during the first month of the term of the Consulting Agreement.  As compensation for such services Mr. Brannelly will be compensated at a rate of $350 per hour, together with reimbursement for any reasonable and necessary expenses, provided that in no event shall the total amount payable to Mr. Brannelly under the Consulting Agreement exceed  $75,000.

The foregoing summary of the Consulting Agreement is qualified in its entirety by the full text of the Consulting Agreement, which is filed herewith as Exhibit 10.2 and incorporated herein by reference.

On August 7, 2014, the Company also entered into a separation agreement (the “Separation Agreement”) with Mr. Brannelly in connection with his separation from service. Pursuant to the terms of the Separation Agreement and in consideration of Mr. Brannelly’s release of any claims against the Company, Mr. Brannelly will be entitled to the following severance and other benefits: (i) severance payments in the aggregate amount of $142,500 to be paid in bi-weekly installments for a period of six months beginning on the first payroll period after the Separation Agreement becomes effective; (ii) on or before March 15, 2015, an amount not to exceed $71,250, payable in the sole discretion of the Compensation Committee of the Board for satisfactory performance under the Consulting Agreement; (iii) the Company’s agreement not to assert any right of repurchase with respect to shares of Common Stock held by Mr. Brannelly pursuant to the early exercise of an option on July 31, 2013 whereby Mr. Brannelly purchased 63,636 shares of Common Stock, (iv) continued vesting of Mr. Brannelly’s unvested stock option awards during the term of the Consulting Agreement; and (v) premium payments under COBRA during the six-month severance period.

The foregoing summary of the Separation Agreement is qualified in its entirety by the full text of the Separation Agreement, which is filed herewith as Exhibit 10.3 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

The Exhibits to this Current Report on Form 8-K are listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARYOPHARM THERAPEUTICS INC.

Date: August 8, 2014	By:	/s/ Christopher B. Primiano
Christopher B. Primiano
Vice President, Corporate Development,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter, dated July 7, 2014, between the Company and Justin Renz

10.2	Consulting Agreement, dated August 7, 2014, between the Company and Paul Brannelly

10.3	Separation Agreement, dated August 7, 2014, between the Company and Paul Brannelly